EXHIBIT  A(99.1)

Set forth below is the name, business address, present position and principal occupation of each of the directors and executive officers of Sistema (other than Mr. Evtushenkov), Sistema Holding Limited and ISH.  Each occupation set forth opposite an individual’s name, unless otherwise indicated, refers to employment with the particular Reporting Person.

Sistema

Name	Business Address	Position with Reporting Person and Principal Occupation

Dmitry L. Zubov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Deputy Chairman
Vyacheslav V. Kopiev	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Deputy Chairman
Stanislav V. Emelyanov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director Head of the Institute of System Analysis Russian Academy of Science
Alexander Y. Goncharuk	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director President of OJSC CSC
Mechislav V. Klimovich	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director
Evgeniy A. Kurgin	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director General Director of JSC MTH
Vladimir S. Lagutin	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director General Director of Sistema Telecom
Alexander L. Leiviman	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director General Director of OJSC Sistema Mass Media
Nikolai V. Mikhailov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director
Alexander I. Gorbatovsky	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director
Evgeny G. Novitsky	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director; President
Sergei A. Drozdov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director; First Vice-President, Corporate Property
Alexei N. Buyanov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	First Vice-President, Finance
Levan S. Vasadze	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	First Vice-President, Strategy

Sistema Holding Limited

Name	Business Address	Position with Reporting Person and Principal Occupation
Atlas Alpha Services Limited	17 Grigoriou Xenopoulou TOTALSERVE HOUSE P.C.3106, Limassol Cyprus	Director
Alexei Buyanov	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director First Vice-President, Finance of Sistema
Maria Ioannou	3 Michail Giorgalla Parekklisia, P.C.4520 Limassol, Cyprus	Director

ISH

Name	Business Address	Position with Reporting Person and Principal Occupation
Alexander Vronetz	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director
Yuri Belomestnov	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director
Alexei Buyanov	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director First Vice-President, Finance of Sistema
Victor Ilyn	29 Gagarinsky Pereulok Building 2 Moscow 119034 Russian Federation	Director; General Director
Vyacheslav Inozemtsev	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director
Alexey Kaurov	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director